Exhibit 10.1

US $30,000,000	Dated: December 14, 2005

FOR VALUE RECEIVED, the undersigned, CRUZAN INTERNATIONAL, INC., a corporation formed under the laws of Delaware (the “Borrower”), having its address at Suite 1500, 222 Lakeview Avenue, West Palm Beach, Florida 33401, USA, hereby promises to pay to V&S VIN & SPRIT AB (publ) (the “Lender”), at its offices located at Årstaängsvägen 19a, 117 97 Stockholm, Sweden or at such other place that the Lender may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of US Dollars THIRTY MILLION ($30,000,000) on December 15, 2006 (the “Final Maturity Date”), together with interest on the unpaid principal amount owing hereunder from time to time.

The interest rate on the loan outstanding under this Note through the Final Maturity Date, shall be (i) the rate set by the British Bankers Association defined as the London Inter-bank Offered Rate (LIBOR) for US Dollars for six-month borrowing periods (the “Rate”) as published by Reuters News Service two banking days before the funding date of December 16, 2005 for the first six-month period beginning on such date and ending on June 15, 2006 (the “First Interest Period”), plus (ii) a margin of 0.90% (the “Margin”).  The Rate shall be reset two banking days before the commencement of the next interest period, which shall commence on June 16, 2006 and end on the Final Maturity Date (“the Second Interest Period” and together with the First Interest Period, the “Interest Periods”).  The applicable Rate plus the Margin shall be referred to herein as the “Total Interest Rate.”

In no event will the Total Interest Rate exceed the maximum interest rate permitted by law.

The Total Interest Rate shall be verified in a written notice from Lender to Borrower on the first day of each Interest Period.  Accrued interest shall be paid on June 16, 2006 and December 15, 2006. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed.

Prepayment in whole or in part may be made on any outstanding amount under this Note prior to the Final Maturity Date without penalty from time to time by the Borrower.

If any payment of this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable Total Interest Rate during such extension.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

In the event any amount evidenced by this Note is not paid when due, the Borrower agrees to pay, in addition to the principal and interest due thereon, all costs of collection, including reasonable attorneys’ and paralegals’ fees and additional interest due thereon at the then applicable Total Interest Rate.

While any amounts are outstanding on this Note, the Borrower agrees to incur no further indebtedness for borrowed money (other than trade debt incurred in the ordinary course of business and indebtedness between the Borrower and any of its subsidiaries or other affiliates) or incur any lien securing indebtedness for borrowed money without the prior consent of Lender.

All of the terms and provisions of this Note shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.  Modifications and amendments of this Note may be made solely in a writing signed by the Lender and the Borrower.

THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

THE BORROWER ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE BORROWER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT.  ACCORDINGLY, BY EXECUTION OR ACCEPTANCE HEREOF, AS THE CASE MAY BE, EACH OF THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS NOTE.

THE BORROWER AND THE LENDER EACH HEREBY AGREE THAT THE CIRCUIT COURT OF THE FIFTEENTH JUDICIAL CIRCUIT OF FLORIDA, LOCATED IN PALM BEACH COUNTY, FLORIDA AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY LENDER FOR THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

IN WITNESS WHEREOF, the undersigned hereby executes this Note under seal as of the date written above.

CRUZAN INTERNATIONAL, INC a Delaware corporation

By:	/s/ Ezra Shashoua

Name:	Ezra Shashoua

Title:	EVP & CFO

ACCEPTED AND AGREED TO THIS 14TH DAY OF DECEMBER, 2005

V&S VIN & SPRIT AB (PUBL)

By:	/s/ Ola Salmen	/s/ Gunilla Vinlund

Name:	Ola Salmen

Title:	CFO

Name:	Gunilla Vinlund

Title:	SVP Human Resources